EFFECTIVE JULY 22, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 22, 2009

Key Tronic Corporation

(Exact name of registrant as specified in its charter)

Washington	0-11559	91-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4424 North Sullivan Road, Spokane Valley, Washington	99216
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (509) 928-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Election of Director

On July 22, 2009, the Board of Directors of Key Tronic Corporation (“Company”) appointed Craig D. Gates to serve as a member of the Board of Directors of the Company. Mr. Gates is the President and Chief Executive Officer of the Company.

Incentive Compensation Plan Performance Goals and Target Payments

On July 23, 2009, the Board of Directors of the Company, upon the recommendation of its Compensation Committee, established the performance goals and target payment percentages for each participant in the incentive compensation plan (“Plan”) for the Company’s fiscal year 2010.

A minimum Company profit goal must be achieved in order for any payments to be made to participants in the Plan. Payments under the Plan for fiscal year 2010 will be based on three profit goal performance levels established by the Board: entry level, expected value level and overachievement level. Payments under the Plan will be a percentage of the participant’s base salary paid during fiscal year 2010.

The following executive officers of the Company are among the participants in the Plan: Craig D. Gates, President & CEO; Ronald F. Klawitter, Executive Vice President of Administration, CFO and Treasurer; and George R. Alford, Executive Vice President of Materials. Under the Plan the potential payment percentages established by the Board for fiscal year 2010 for the President & CEO range from 5% of base salary paid during fiscal year 2010 if entry level performance is achieved to 75% if overachievement level performance is achieved. The potential payment percentages established by the Board for fiscal year 2010 for each of the two Executive Vice Presidents range from 4% of base salary paid during fiscal year 2010 if entry level performance is achieved to 60% if overachievement level performance is achieved. Payment percentages will be interpolated for actual performance levels achieved between entry level and expected value level and between expected value level and overachievement level.

Payments under the Plan will be made as soon as administratively possible after the end of fiscal year 2010. A participant must be an active employee of the Company at the time payments are made under the Plan in order to receive a payment.

Fiscal Years 2010-2012 Long-Term Incentive Plan Performance Measures and Awards

On July 23, 2009, the Board of Directors upon recommendation of its Compensation Committee, established long term incentive plan performance measures for the three fiscal year period 2010 through 2012. The Board of Directors also approved target awards for the three year period for each of the Company’s officers and non-employee directors. The fiscal 2010-2012 performance measures are based on a combination of sales growth targets and return on invested capital targets. No cash awards will be made to participants if actual Company performance does not exceed the minimum target performance measures. The payments after the end of fiscal year 2012 to each of the named executive officers for the three year performance period, if expected target performance measures are achieved, are as follows: Craig D. Gates, President and CEO - $250,000; Ronald F. Klawitter, Executive Vice President of Administration, CFO & Treasurer - $150,000; George R. Alford, Executive Vice President of Materials - $40,000. The payment after the end of fiscal year 2012 to each non-employee director of the Company for said three year period, if expected target performance measures are achieved, is $10,000. Actual cash payments to participants under the target awards may be as much as 50% less than the target award amounts or as much as 50% greater than the target award amounts depending on the extent to which Company performance is less than or exceeds the expected target performance measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TRONIC CORPORATION
(Registrant)

Date:	July 23, 2009

		By:	/s/ Ronald F. Klawitter
Ronald F. Klawitter, Executive Vice President of Administration and Treasurer